Exhibit 99.1

       Metromedia International Group Inc. Announces Recent Developments

     CHARLOTTE, N.C.--(BUSINESS WIRE)--June 3, 2005--Metromedia International Group, Inc. (the "Company" or "MIG") currently traded as: (PINK SHEETS:
MTRM)-Common Stock and (PINK SHEETS: MTRMP)-Preferred Stock, the owner of interests in various communications and media businesses in the countries of Russia and Georgia, today announced that the Company, in consultation with both KPMG Limited (the Russian member firm of KPMG International), the Company's current independent auditor, and KPMG LLP (the U.S. member firm of KPMG International), the Company's independent auditor prior to July 9, 2004, determined that it would restate certain reports made previously on Form 10-K and Form 10-Q to reflect corrections of past accounting errors. Accordingly, the financial statements contained in the Company's periodic reports previously filed with the United States Securities and Exchange Commission ("SEC") and the previously announced unaudited financial results for the year and quarter ended December 31, 2004 should no longer be relied upon.
     These required adjustments do not have any impact on earnings per share from continuing operations, cash flow, current assets and liabilities; or the Company's actual ownership interest in business ventures as originally stated; and the Company believes that these adjustments do not affect the actual value of the Company's past and present ownership interest in PeterStar or Magticom. Preparation of the restated financial statements will further delay the Company's filing with the SEC of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 ("Current Annual Report"), its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 ("Current Quarterly Report") and the preliminary proxy statement ("Proxy Statement") to provide the necessary information in respect of, and to solicit the necessary stockholder vote in favor of, the previously announced proposed sale of PeterStar. The Company cannot at this time provide any further guidance as to when the restated financial statements, the annual audited financial statements for fiscal year 2004 and the first quarter 2005 unaudited financial statements will be completed or when the Current Annual Report, the Current Quarterly Report, the Proxy Statement or amended historical periodic reports will be filed with the SEC. A summary of significant items that the Company has currently determined to represent accounting errors, which it will address in the Current Annual Report, the Current Quarterly Report and any amended historical periodic reports is as follows:
     Historical Error in Accounting - Accounting for Investment in Telcell Wireless, LLC:
     The Company determined that its historic accounting treatment for its 70.41% membership interest in Telcell Wireless LLC ("Telcell"), an intermediate holding company, is incorrect. Telcell was formed in January 1996 for the purpose of holding the Company's interest in Magticom Ltd. ("Magticom"), a wireless telephony operator centered in Tbilisi, Georgia, and currently has a 49% ownership interest in Magticom and no other assets or liabilities.
     The Company has now determined that its use of the consolidation method of accounting, since 1996, is not appropriate for its ownership interest in Telcell and that it should have followed the equity method of accounting. The net effect of this error in accounting is as follows:

     -- the error in accounting resulted in an overstatement of $10.3 million in each of the following line items identified within the Company's consolidated balance sheet as of December 31, 2003: "Investment in and advances to business ventures", "Total long-term assets", "Total assets", "Minority interest" and "Total liabilities and stockholders' deficiency";

     -- the error in accounting resulted in an overstatement in each of the following line items identified within the Company's consolidated statement of operations for the year ended December 31, 2003: "Equity in income of and write-downs of investments in unconsolidated investees" by $4.4 million; "Minority interest" by $4.3 million; and "Selling, general and administrative expense" by $0.1 million; and

     -- the error in accounting resulted in an understatement in the "Equity in loss of and write-downs of investments in unconsolidated investees" line item by $1.7 million; and an overstatement of the "Minority interest" line item by $1.7 million within the Company's consolidated statement of operations for the year ended December 31, 2002.

     Historical Error in Accounting - Depreciation of fixed assets at business ventures that were treated as discontinued components:
     On September 30, 2003, the Board of Directors formally approved management's plan to dispose of all remaining non-core media business ventures of the Company, and the Company concluded that such business ventures met the criteria for classification as discontinued business components, as outlined in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). As a result, these business ventures were presented as discontinued business components within the Company's consolidated financial statements in accounting periods subsequent to third quarter 2003; However, the Company continued to recognize depreciation and amortization expense of its long-lived assets at these business ventures, up through the first quarter of 2004. The net effect of this error in accounting is as follows:

     -- the error in accounting resulted in an understatement of "Income from discontinued components, net" by $1.0 million within the Company's fourth quarter 2003 consolidated statement of operations, which resulted in an increase in "Net loss attributable to common stockholders of $1.0 million or $0.01 per common share;

     -- the error in accounting resulted in an understatement of "Income from discontinued components, net" by $0.2 million within the Company's first quarter 2004 consolidated statement of operations, which resulted in an increase in "Net loss attributable to common stockholders of $0.2 million or $0.00 per common share; and

     -- the error in accounting resulted in an overstatement of "Income from discontinued components, net" by $1.2 million within the Company's third quarter 2004 consolidated statement of operations, which resulted in a decrease in "Net loss attributable to common stockholders of $1.2 million or $0.01 per common share.

     The Company could identify additional transactions requiring adjustments to prior-year financial statements.
     As previously announced by the Company, the trustee of the Company's outstanding $152.0 million 10 1/2 % Senior Notes Due 2007 (the "Senior Notes") issued a notice that the Company's failure to deliver its Form 10-K to the trustee is a default under the indenture governing these Senior Notes (the "Indenture") and that the Company must deliver its Form 10-K, and certain other annual certificates (the "Certificates") as required under the Indenture, to the trustee no later than June 3, 2005, the sixtieth day following the receipt of the trustee's notice, in order to avoid an event of default on the Senior Notes. The Company has now concluded that it will be unable to deliver its Form 10-K and the Certificates to the trustee on or prior to June 3, 2005 and therefore an event of default will occur. Upon the occurrence of an event of default, the trustee or holders of at least 25% of the aggregate principal amount of the Senior Notes outstanding can declare all Senior Notes to be due and payable immediately. If this were to happen, the Company would not have sufficient corporate cash available to meet this obligation.
     The Company and the holder of in excess of 80% of the aggregate outstanding principal amount of the Senior Notes have reached an agreement in principle, subject to preparation and execution of definitive documentation, in respect of a waiver to prevent the occurrence of an event of default under the Senior Notes as a result the foregoing through July 15, 2005. No event of default in respect of the foregoing will exist during the period of the waiver and the Senior Notes cannot be declared due and payable immediately based on the foregoing during such period.
     The purchasers in the previously announced agreement concerning sale of the Company's ownership interest in PeterStar have the right to terminate the sale agreement, if the closing of the sale does not occur on or before September 30, 2005. One of the conditions to closing the sale is an affirmative vote by holders of a majority of the Company's stockholders in favor of the sale. Unless and until the Company files its Form 10-K and is otherwise current in filing its required periodic SEC filings, the Company will not be able to finalize and mail a proxy statement to its stockholders to provide information about, and to solicit the necessary vote in favor of, the proposed sale transaction. Given the delay associated with the restatement of historical financial statements, it may not be possible to complete these actions prior to September 30, 2005. Consequently, the Company and purchaser have agreed in principle to extend the date, currently September 30, 2005, after which the sale agreement can be terminated, to a date not earlier than December 31, 2005. The Company remains committed to recommending the PeterStar sale to its shareholders and presenting this transaction for a vote by the shareholders at the earliest possible date.

     About Metromedia International Group

     Through its wholly owned subsidiaries, the Company owns interests in communications businesses in the countries of Russia and Georgia. Since the first quarter of 2003, the Company has focused its principal attentions on the continued development of its core telephony businesses, and has substantially completed a program of gradual divestiture of its non-core cable television and radio broadcast businesses. The Company's core telephony businesses include PeterStar, the leading competitive local exchange carrier in St. Petersburg, Russia, and Magticom, Ltd., the leading mobile telephony operator in Tbilisi, Georgia.
     This news release contains certain forward-looking statements that involve risks and uncertainties, including in particular those regarding potential adverse consequences resulting from the restatements announced in this press release, the timing of completing the restatement of certain historical financial statements, the annual audited financial statements for fiscal year 2004, the first quarter 2005 unaudited financial statements, the timing of filing such historical financial statements, the Form 10-K and other required current periodic reports with the SEC, the potential of securing a waiver of the event of default or agreement to forebear acceleration of the due date of the Senior Discount Notes from a significant holder of the Company's Senior Discount Notes, the ability of the Company to meet its future SEC public filing and reporting requirements and the likelihood of filing a proxy statement relating to the sale of PeterStar with the SEC and completing the sale of PeterStar on or prior to September 30, 2005. Various other factors beyond the Company's control could cause or contribute to such risks and uncertainties. This also includes such factors as are described from time to time in the SEC reports filed by the Company, including the Current Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and its most recently filed Form 8-K reports (dated October 19, 2004, November 4, 2004, November 16, 2004, November 22, 2004 and December 9, 2004, January 6, 2005, February 9, 2005, February 17, 2005, March 9, 2005, March 23, 2005, April 19, 2005 and April 20,
2005). The Company is not under, and expressly disclaims any, obligation to update the information in this news release for any future events.


     CONTACT: Metromedia International Group, Inc.
              Ernie Pyle, 704-321-7380
              investorrelations@mmgroup.com
              www.metromedia-group.com